Preliminary Offering Circular dated May 14, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

TRIAD PRO

INNOVATORS

Triad Pro Innovators, Inc.

$12,500,000

RIGHTS OFFERING

A Maximum Offering Price between $0.08 and $0.90 per Unit*

Between 62,500,000 and 5,555,556 Units,

Each unit consisting of 1 Share of Common Stock and 1 Warrant exercisable at between $0.12 and $1.35 per Warrant.

This is the public offering of securities of Triad Pro Innovators, Inc., a Nevada corporation. We are offering between 5,555,556 and 62,500,000 units, each unit consisting of 1 share of common stock and 1 warrant, par value $0.001 ("Units"), at an offering price between $0.08 and $0.90 per Unit (the "Offered Units") by the Company. The total number of shares included in the Units is between 11,111,112 and 125,000,000 and the total underlying shares of all warrants is between 11,111,112 and 125,000,000. The Company will offer the Units at a fixed price within the stated range and will provide final pricing information in a supplemental offering circular. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 10,000 Offered Units; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Units on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. The Company will not raise more than $20,000,000 in gross proceeds from this Offering.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these Units will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Units. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “TPII.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Number of Units or Shares	Per Unit or Share (1)(2)(3)	Total Maximum(4)
Public Offering Price Minimum – Units	62,500,000	$0.08	$5,000,000.00
Public Offering Price Maximum – Units	5,555,556	$0.90	$5,000,000.00
Proceeds to Company – Units			$5,000,000.00

Warrants		Exercise Price per Warrant
Public Offering Price Minimum – Shares Underlying Warrants	62,500,000	$0.12	$7,500,000.00
Public Offering Price Maximum – Shares Underlying Warrants	5,555,556	$1.35	$7,500,000.00
Proceeds to Company – From the Exercise of Shares Underlying W arrants			$7,500,000.00

________________

(1)

We are offering Units on a continuous basis. See “Distribution – Continuous Offering. The number of Units being sold is between 5,555,556 and 62,500,000 Units which consist of one (1) share and one (1) warrant per unit. The total underlying shares of all warrants are between 5,555,556 and 62,500,000 per shares.

(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $50,000 assuming the maximum offering amount is sold.

* We are relying Rule 253(b) with respect to the determination of the purchase price per Unit in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of Units pursuant to this offering.

Our Board of Directors used its business judgment in setting a value between $0.08 and $0.90 per Unit to the Company as consideration for the stock to be issued under the Offering. The sales price per Unit bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

ii

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Triad Pro Innovators, Inc.", “Triad Pro”, “TPII”, "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Triad Pro Innovators, Inc.

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and customers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Units. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Triad Pro Innovators, Inc. (the Company) was incorporated as Swiss Nassau Corporation on May 17, 1994 in the State of Nevada. After several failed business attempts during the late 1990’s through August 22, 2016, the Company acquired new management, and a certificate of Reinstatement was issued by the State of Nevada. New management obtained control at that time and has entered into a business plan to develop renewable energy storage products. On August 18, 2016, Pal Business Groups, Inc., a company possessing significant energy storage technology, was merged into our Company. On August 20, 2016, the Company acquired Rapid-K Energy Solutions; its proprietary energy storage solutions and its registered trademarks. On October 31, 2016 and on January 2, 2017 the Company acquired two revenue producing co-generation facilities. Our co-generation plants are located in Los Angeles, California and are currently shuttered due to COVID-19. The Company believes that the co-generation plants will not be reactivated at this time. The closing of the co-generation plants does not have a material effect on our current businesses related to our eCell products.

The principal business that will be carried on by TPII will be the continued development of its proprietary eCell, for use in a wide variety of applications that benefit from electricity storage and the reduction of costs related to the use of other fossil fuel input. Two of the applications, presently available, are the solar powered SPREE (solar powered renewable electrical energy) golf cart and a portable lighting tower (“PLT”). The Company is also engaging with other businesses to complement the use of the Triad Pro eCell when used with their own equipment. The Company intends to open a flagship showroom in the City of Palm Desert, California, for its battery operated SPREE golf cars and Portable Tower Lights.

Our fiscal year-end date is November 30.

Our TPII mailing address is 8275 S. Eastern Ave, Las Vegas, NV 89123. Our main telephone number is (714) 790-3662. Our website is www.TriadProInc.comand our email address is info@triadproinc.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol TPII.

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THE OFFERING

______

Issuer:	Triad Pro Innovators, Inc.

Securities offered:

A maximum between 5,555,556 and 62,500,000 Units, par value $0.001 (“Units”) at an offering price between $0.08 and $0.90 per Unit (the “Offered Units”). The total number of shares included in the Units is between 11,111,112 and 125,000,000 and the total underlying shares of all warrants is between 11,111,112 and 125,000,000  (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	100,623,717 issued and outstanding as of March 22, 2021

Number of shares of Common Stock to be outstanding after the offering

Between 106,179,273 and 163,123,717 shares, if the maximum amount of Offered Units are sold. The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering.

Number of Warrants to be outstanding after the offering	A maximum between 5,555,556 and 62,500,000 Warrants, par v alue $0.001.

Number of shares of Common Stock to be outstanding if all the warrants are exercised

Between 111,734,829 and 225,623,717 shares, if the maximum amount of Offered Units are sold and all the Warrants are exercised . The total number of shares of our common stock outstanding assumes that the maximum number of units each containing shares of our common stock and warrants is sold in this offering and that all the warrants are exercised.

Price per Unit:	Between $0.08 and $0.90. The Company will offer the Units at a fixed price within the stated range and will provide final pricing information in a supplemental offering circular.

Maximum offering amount:

Between 5,555,556 Units and 62,500,000 Units at between $0.08 and $0.90 per Unit, or $5,000,000 and an additional $7,500,000 from the exercise of Warrants (See “Distribution.”). The Company will not raise more than $20,000,000 in gross proceeds from this offering.

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “TPII.”

Use of proceeds:

If we sell all of the Units being offered, our net proceeds (after our estimated offering expenses) will be $4,950,000.00. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

3

RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the  measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early stage enterprise and has commenced principal operations. The Company had $166,603 in revenues and has incurred losses from operations of $1,441,477 for the year ended November 30, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

4

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of the units consisting of common stock and warrants will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase units. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our company could lose their investment in us. Furthermore, investors who subscribe for units in the earlier stages of the offering will assume a greater risk than investors who subscribe for units later in the offering as subscriptions approach the maximum amount.

We determined the price of the Units arbitrarily.

The offering price of the units each containing 1 share of common stock and 1 warrant has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the units is the fair market value of the units or that investors will earn any profit on them.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

5

Our management has limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Triad Pro Innovators, Inc. has experience in operating small companies, current management has not previously had much experience managing expansion while being a public company. Many investors may treat us as an early-stage company.  Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

-risks that we may not have sufficient capital to achieve our growth strategy;

-risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

-risks that our growth strategy may not be successful; and

-risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have only recently begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the electric vehicle and battery industries, which are highly competitive and rapidly evolving. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Murray Goldenberg.  If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling small electric vehicles (golf-carts), rechargeable batteries, portable light towers, and untethered energy sources (generators) or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and relatively small revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and small revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our solar charged golf-carts, batteries, portable light towers, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

-our ability to integrate operations, technology, products and services;

-our ability to execute our business plan;

-operating results below expectations;

-our issuance of additional securities, including debt or equity or a combination thereof;

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-announcements of technological innovations or new products by us or our competitors;

-loss of any strategic relationship;

-industry developments, including, without limitation, changes in competition or practices;

-economic and other external factors;

-period-to-period fluctuations in our financial results; and

-whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 1,000,000,000 shares of common stock. We have issued and outstanding, as of March 22, 2021, 100,623,717 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Because directors and officers currently and for the foreseeable future will continue to control Triad Pro Innovators, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Triad Pro Innovators, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Triad Pro Innovators, Inc. beneficially own a majority of our outstanding common stock voting rights, through the holding of the Series A Preferred Shares. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on technology, batteries, vehicles and related industry participants, including manufacturers, distributors, retailers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially scalable product. In order to attract customers to our Triad Pro Innovators products we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

In the event we are not successful in reaching our revenue targets, additional funds may be required.

We may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we may be forced to suspend or cease operations. Management intends to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

While we are attempting to generate sufficient revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

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We have to keep up with rapid technological change to continue offering our clients competitive and attractive products or we may lose clients and be unable to compete.

Our future success will depend on our ability to continue delivering our current and potential clients competitive electric battery products, such as electric vehicles, electric generators and portable light towers. In order to do so, we will need to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance of our products. Our failure to adapt to such changes would likely lead to a loss of clients or a substantial reduction in the revenues versus competitors who have more rapidly adopted improved technology. Any loss of clients or reduction of revenues would adversely impact our Company. In addition, the widespread adoption of new battery technologies or other technological changes could require substantial expenditures by us to modify or adapt our services or infrastructure. If we are unable to pass all or part of these costs on to our clients, our margins and, therefore, profitability will be reduced.

Our ability to adapt to industry changes in technology, or market circumstances, may drastically change the business environment in which we operate.

If we are unable to recognize these changes in good time, are late in adjusting our business model, or if circumstances arise such as pricing actions by competitors, then this could have a material adverse effect on our growth ambitions, financial condition and operating results.

We rely on the attraction and retention of talented employees.

Attracting and retaining talented employees in sales and marketing, research and development, finance and general management, as well as of specialized technical personnel, is critical to our success and could also result in business interruptions. There can be no assurance that we will be successful in attracting and retaining all the highly qualified employees and key personnel needed in the future.

We may from time to time be subject to warranty and product liability claims with regard to product performance and effects.

We could incur product liability losses as a result of repair and replacement costs in response to customer complaints or in connection with the resolution of contemplated legal proceedings relating to such claims. Successful claims for damages may be made that are in excess of our insurance coverage. Our insurance could become more expensive and there is no assurance that insurance will still be available on acceptable terms. In addition to potential losses arising from claims and related legal proceedings, product liability claims could affect our reputation and relationships with key customers. As a result, product liability claims could materially impact our financial condition and operating results.

In order to develop additional revenues and further our current products, we have plans to invest in product(s) that are synergistic with our current products.

Investing in these products’ adaptive technologies, such as other battery powered equipment or business models may or may not be successful. They may not be timely nor cost-effective, and there is no assurance the desired results will be achieved. We may need to increase our inventory levels, increase our accounts receivables, and be exposed to bad debt and obsolete inventory, and this would negatively impact our operations and balance sheet.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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Certain of the Company’s products are dependent on consumer discretionary spending.

Certain of our battery powered products as well as the technology platforms may be susceptible to unfavorable changes in economic conditions.  Decreases in consumer discretionary spending could negatively affect the Company’s business and result in a decline in sales and financial performance.

Our business is dependent upon suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise, especially if our demand for more products increases. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

Inventories maintained by the Company, the manufacturers and its customers may fluctuate from time to time.

The Company relies in part on its dealer and customer relationships and predictions of the manufacturer and customer inventory levels in projecting future demand levels and financial results.  These inventory levels may fluctuate, and may differ from the Company’s predictions, resulting in the Company’s projections of future results being different than expected. These changes may be influenced by changing relationships with the dealers and customers, economic conditions and customer preference for particular products. There can be no assurance that the Company’s manufacturers and customers will maintain levels of inventory in accordance with the Company’s predictions or past history, or that the timing of customers’ inventory build or liquidation will be in accordance with the Company’s predictions or past history.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. While our suppliers maintain insurance against product liability claims but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We may be unable to keep pace with changes in the industries that we serve and advancements in technology as our business and market strategy evolves.

As changes in the industries we serve occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, better and more interactive products and web accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

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Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and management information system. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the Units being offered, and all the warrants are exercised our net proceeds (after our estimated offering expenses of $50,000) will be $11,450,000. We will use these net proceeds for the following:

Units Offered (% Sold)	Units Sold (100%)	Units Sold (75%)	Units Sold (50%)	Units Sold (25%)
Gross Offering Proceeds	$12,500,000	$9,375,000	$6,250,000	$3,125,000
Approximate Offering Expenses (1)
Misc. Expenses	15,000	15,000	15,000	15,000
Legal and Accounting	35,000	35,000	35,000	35,000
Total Offering Expenses	50,000	50,000	50,000	50,000
Total Net Offering Proceeds	12,450,000	9,325,000	6,200,000	3,075,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Engineers / Independent Contractor Compensation	1,908,000	1,533,000	1,158,000	638,000
Marketing for Spree and “plt” including sales salaries	216,000	216,000	186,000	106,000
New and Updating Facilities	750,000	562,500	365,000	187,500
Legal & Accounting	50,000	50,000	50,000	25,000
Research and Development	1,296,000	1,108,500	831,000	387,500
Inventory –batteries, golf cars, lights	7,500,000	5,297,500	3,254,000	1,496,000
Transfer Agent fees	7,500	7,500	6,000	6,000
General and Administrative Expenses	500,000	500,000	300,000	179,000
Corporate Debt Reduction	60,000	50,000	50,000	50,000
Total Principal Uses of Net Proceeds	12,287,500	9,325,000	6,200,000	3,075,000
Amount Unallocated	162,500	0	0	0

________________

(1)	Offering expenses have been rounded to $50,000.
(2)	Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of November 30, 2020 was $(39,486) or $(0.0008) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale at $0.08 in this offering (after deducting estimated offering expenses of $50,000):

If we Sell at $0.08 per share:

Percentage of Units offered that are sold	100%	75%	50%	25%
Price to the public charged for each Unit in this offering	$0.08	$0.08	$0.08	$0.08
Historical net tangible book value per share as of November 30, 2020 (1)	(.0008)	(.0008)	(.0008)	(.0008)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.0441)	(.0383)	(.0302)	(.0183)
Net tangible book value per share, after this offering	.0433	.0375	.0294	.0175
Dilution per share to new investors	.0367	.0425	.0294	.0175

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(1)	Based on net tangible book value as of November 30, 2020 of $(39,486) and 50,787,511 outstanding shares of Common stock as of November 30, 2020.
(2)	After deducting estimated offering expenses of $50,000.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale at $0.90 in this offering (after deducting estimated offering expenses of $50,000):

If we Sell at  $0.90 per share:

Percentage of Units offered that are sold	100%	75%	50%	25%
Price to the public charged for each Unit in this offering	$0.90	$0.90	$0.90	$0.90
Historical net tangible book value per share as of November 30, 2020 (1)	(.0008)	(.0008)	(.0008)	(.0008)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.0879)	(.0674)	(.0458)	(.023)
Net tangible book value per share, after this offering	.0872	.0666	.0450	.0222
Dilution per share to new investors	.8128	.8334	.8550	.8778

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(1)	Based on net tangible book value as of November 30, 2020 of $(39,486) and 50,787,511 outstanding shares of Common stock as of November 30, 2020.
(2)	After deducting estimated offering expenses of $50,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Subscription Price

The Subscription Price is between $0.08 and $0.90 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Units. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Units in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by, check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Units subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Transferability of Subscription Rights, Units, and Warrants

Subject to applicable laws, the Subscription Rights may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Subscription Rights. There are no assurances that an active trading market will develop or be sustained for the Subscription Rights. We intend to apply for trading approval for the Subscription Rights from FINRA Subject to applicable laws, the Units may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Units. There are no assurances that an active trading market will develop or be sustained for the Units. We intend to apply for trading approval for the Units from FINRA. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants. We intend to apply for trading approval for the Warrants from FINRA.

Separability of the Units

Each Unit consists of one common share and one Class A Warrant, which may be immediately separated at the option of the Unit holder. Any Units that have not been separated 365 days from the closing date of the offering will automatically separate into their common and warrant components.

We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards.

The purchase price for the Units will be payable in full upon subscription. We have no required minimum offering amount for this offering and therefore there is no escrow agent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit in experts in the field as well as scout experienced firms to assist in the marketing and distribution of our golf cart and electric battery and technology products.

The Company expects to increase the number of employees at the corporate level.

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Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Results for the Year Ended November 30, 2019 through November 30, 2020

Working Capital	For the year ended November 30, 2020 $	November 30, 2019 $
Cash	26,256	1,304
Current Assets	157,740	137,743
Current Liabilities	926,366	619,952
Working Capital (Deficit)	$(39,486)	$(482,209)

Cash Flows	For the year ended November 30, 2020 $	November 30, 2019 $
Cash Flows from (used in) Operating Activities	(149,184)	(385,789)
Cash Flows from (used in) Investing Activities	0	(22,967)
Cash Flows from (used in) Financing Activities	174,136	258,711
Net Increase (decrease) in Cash During Period	24,951	(146,215)

Operating Revenues

The Company’s revenues were $359,104 for the year ended November 30, 2019 compared to $166,603 for the year ended November 30, 2020. The Company’s revenues were less in 2020 due to the Company’s plants being shut down due to Covid-19.

Cost of Revenues / Sales

The Company’s cost of revenues was $263,464 for the year ended November 30, 2019 compared to $7,171 for the year ended November 30, 2020. The Company’s cost of revenues were less in 2020 due to the Company’s plants being shut down due to Covid-19.

Gross Profit

For the year ended November 30, 2019, the Company’s gross profit was $95,640 compared to $159,432 for the year ended November 30, 2020.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and accounting expenses. For the year ended November 30, 2019 compared to the year ended November 30, 2020, general and administrative expenses decreased from $430,559 to $285,830 for the year ended November 30, 2020 representing a decrease of $144,729. The $144,729 decrease is primarily attributable to a decrease in salaries and employees.

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Other Income (Expense)

Other income (expense) consisted of $247,407 for the year ended November 30, 2019. For the year ended November 30, 2020 other income (expense) consisted of $733,428  which resulted from the impairment of inoperable equipment.

Net Loss

Our net loss for the year ended November 30, 2019 was $1,297,144 compared with a net loss of $2,174,905 for the year ended November 30, 2020. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At November 30, 2019, the Company had total current assets of $137,743 compared to $157,740 at November 30, 2020. Current assets consist primarily of cash and cash equivalents, accounts receivable, inventory, and prepaid expenses. The decrease in current assets of $19,997 was primarily attributed to a decrease in accounts receivable and inventory and an increase in prepaid expenses.

At November 30, 2019, the Company had total current liabilities of $639,952 compared to $926,366 at November 30, 2020. Current liabilities consisted primarily of credit line payable, accounts payable, deferred revenue, due to related party, notes payable, derivative liabilities, convertible notes payable, and accrued expenses. The increase in our current liabilities was attributed to the increase in amounts owed to related party and notes payable to a third party.

We had negative working capital in the amount of $502,209 as of November 30, 2019 and a negative working capital in the amount of $768,626 as of November 30, 2020.

Cashflow from Operating Activities

During the year ended November 30, 2019, there was cash used in operating activities in the amount of $(385,789) compared to cash used in operating activities in the amount of $(149,184) for the year ended November 30, 2020. The decrease in the amounts of cash provided by operating activities was due to various reasons as shown in the financial statements below.

Cashflow from Investing Activities

During the year ended November 30, 2019, cash used in investing activities was $(22,967) compared to $0 for the year ended November 30, 2020. The $22,967 decrease was due to decrease in Acquisition of long-term assets and decrease in deposits.

Cashflow from Financing Activities

During the year ended November 30, 2019, cash provided by financing activity was $258,711 compared to $174,136 provided during the year ended November 30, 2020. This decrease was primarily due to reduced proceeds from the sale of common shares of $174,780.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of November 30, 2020, the Company has a net loss of $2,174,905, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

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Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to related and third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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 Triad Pro Innovators, Inc.

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Corporate History

Triad Pro Innovators, Inc. (the Company) was incorporated as Swiss Nassau Corporation on May 17, 1994 in the State of Nevada. After several failed business attempts during the late 1990’s through August 22, 2016, the Company acquired new management, and a certificate of Reinstatement was issued by the State of Nevada. New management obtained control at that time and has entered into a business plan to develop renewable energy storage products. On August 18, 2016, Pal Business Groups, Inc., a company possessing significant energy storage technology, was merged into our Company. On August 20, 2016, the Company acquired Rapid-K Energy Solutions; its proprietary energy storage solutions and its registered trademarks. On October 31, 2016 and on January 2, 2017 the Company acquired two revenue producing co-generation facilities. Our co-generation plants are located in Los Angeles, California and are currently shuttered due to COVID-19. The Company believes that the co-generation plants will not be reactivated at this time. The closing of the co-generation plants does not have a material effect on our current businesses related to our eCell products.

The principal business that will be carried on by TPII will be the sale of the SPREE golf cart and portable lighting tower (“PLT”) units. The Company is also engaging with other businesses to complement the use of the Triad Pro eCell when used with their own equipment. Additionally, the company intends to open a flagship showroom in the City of Palm Desert, California, for its battery operated SPREE golf cars and Portable Tower Lights.

BUSINESS

_________

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Offering Circular, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Our Business Overview

Triad Pro Innovators

Triad Pro Innovators Inc., (TPII) area of specialty is “Green” renewable energy battery storage systems and applications.

For the past three years, using investment funds from friends, family and business colleagues Triad Pro has spent over $3 million dollars developing and securing patents for the advanced & proprietary technology known as the Triad Pro eCell (the “eCell”).

The Triad Pro eCell is not a battery, but an innovative dynamic storage element using ultracapacitor-based energy capture and controlled energy release circuits. The eCell is controlled and monitored by our patent pending circuit board & proprietary software which allows the eCell to charge quickly, at a rate limited only by the source feeding it. The eCell is also non-explosive, eco-friendly, 100% recyclable, operates in extreme temperatures (-50C to 50C) and can exceed 100,000 + charge/discharge capability that provides a longevity unparalleled within the current renewable energy storage sector.

As the features of the eCell became evident, it became clear that certain applications would capitalize on the eCell’s strengths, while adding immense value for end users.

These include our solar-powered golf cart, which when parked in the sun will store enough energy from its roof mounted solar panel to rarely ever needing the golf cart to be plugged in to charge for use the next day. The name for the golf cart is SPREE. The name is an acronym and stands for Solar Powered Renewable Electric Energy or SPREE as we affectionately know it.

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Additionally, the second application we plan on focusing on is portable lighting. The Triad Pro eCell can provide lighting without the full time use of a diesel or gas generator by allowing the generator to cycle on and off rather than run nonstop, as is presently required. We estimate that the Triad Pro eCell can reduce fuel consumption and maintenance by up to 80%, through reducing diesel generator operating time and correspondently reduce fuel consumption by up to 80%. This reduction in diesel generator operating time saves the end user approximately $4,500 in fuel cost annually. The Triad Pro eCell not only reduces fuel use, allows for a large amount of charge / discharge cycles, the eCell, also performs well in extremely cold temperatures, which current energy storage products do not.

The fastest route to revenue would be our SPREE, solar powered golf cart, and our SPREE golf-carts are now production ready. The portable lighting should follow for production in the second quarter of 2021.

In the future, TPII plans to expand the business by: (i) Opening a showroom / dealership in the Greater Palm Springs, California area which is known for its private golf ownership communities (ii) activate social media, marketing, and media campaigns; (iii) launch new website and digital assets to conduct online sales, and (iv) develop a strategic sales center and support team for the ordering and distribution of the portable lighting application.

Intellectual Property

TPII’s intellectual property and proprietary rights are important to our business. In efforts to secure, maintain and protect its intellectual and proprietary rights, the Company relies on a combination of patent, trademark, trade secrets and other rights in the United States and across the world. TPII also has confidentiality agreements with certain contractors and other third parties protecting access to TPII’s proprietary (IP)intellectual property.

TPII filed patents:

We currently have three patents and patent applications. Our second is U.S. Pat. Application No. 16162233, entitled “Method and System for Storing Energy and Providing a Regulated Output” filed on October 16, 2018, which is based on and claims the benefit of our original application, U.S. Provisional Patent Application No. 62572700 filed on October 16, 2017.

Our third provisional patent is, U.S. Provisional Patent Application No. 62816713, entitled “Method and System for Powering an Electric Vehicle.”

Triad Pro Innovators, Inc. Products:

SPREE Golf Cart

Our original product is the SPREE golf cart. We believe that the SPREE golf cart will greatly reduce or eliminate the need to recharge batteries as SPREE continually tops off its charge, through solar panels, charged by the sun.

With the Triad-Pro eCell installed into SPREE, the cart can run for an entire 18 holes. It draws its charge from a solar panel set on the roof, and when the weather is overcast, it can be fully recharged in less than 2 hours on a regular 110V outlet.

Most golf carts today are powered by lead acid or lithium batteries, which normally take 6 – 8 hours to fully recharge. SPREE requires no monthly maintenance and will prevent the end user from needing to replace expensive batteries every 3-4 years. SPREE comes with a 10-year warranty on the eCell and we estimate that it will last for over 20 years.

The SPREE golf cart is assembled at the Triad Pro Innovators facility, in Phoenix, AZ, and requires zero manufacturing. The SPREE golf cart chassis are purchased and supplied by an Asian company. The golf cart is shipped complete with the exception of the roof, motors and batteries. The solar panel acts as the roof and is purchased in the USA. The battery system is replaced with the Triad Pro eCell and the motor is purchased from another U.S. company.

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New Product Development

A portable light tower (PLT) is a piece of mobile equipment which has one or more high-intensity electric lamps and a mast. The lights are attached to the mast, which is attached to a trailer with a generator set to power the lamps. The lamps are either metal halide bulbs or LED , and the generator is powered by a diesel generator. Portable light towers are used throughout many industries, such as during highway construction, mining, oil & gas, emergency services, demolition, special events, motion picture production, sports and agricultural sectors.

We see this as an enormous potential market, as currently, the diesel generator powered PLT holds the largest market share because portable light towers are operated increasingly in remote off-grid regions where access to grid power is non-existent. In addition, diesel is widely available compared to other fuel sources which drives market demand for diesel powered light towers.

The advanced technology allowing the eCell to charge quickly provides a significant competitive advantage within the portable light industry. Triads PLT operates on a 1:4 ratio, 1-hour diesel generator run time to 4-hours eCell time, which immediately reduces diesel generator usage and fuel consumption by 75%.

The benefits of Triads PLT and limitations of diesel generators as we view them are listed below.

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POLLUTION:

•	Current PLT’s are powered by diesel generators releasing unwanted green-house gas emissions. We estimate that Triads PLT unit will reduce emission by up to 80%

MAINTENANCE:

•

General maintenance for diesel generators is approximately every 400 hours of run time. With the Triad eCell the diesel generator is run approximate 75% less and as such reduces said maintenance cost and time by up to 75%.

FUEL:

•

On average, a PLT will need to refuel the diesel generator approximately every 100 -150 hours of run time or every 8 -12 days based on a 12-hour day. Our Triads eCell will reduce the operating time of the diesel generator and allowing the generator to only need refueling every 40 - 60 days. Approximate fuel Savings: $360 monthly / based on $3 per gallon.

STAFF:

•

Remote hard-to-get-to locations requires a dedicated staff to transport and then fill the PLT fuel tanks. Triads eCell unit will reduce staff cost approximately 80%, due to the reduced need for diesel fuel.

NOISE:

•

Triad Pro Innovators portable lighting towers operate on a 1:4 ratio. 1-hour generator time = 4 hours of rest time. The reduction in noise will also allow for a safer work environment, as workers who are in close proximity will be better able to hear dangers when the eCell is operating versus when the diesel generator is operating.

COMFORT:

•	Staff or crews would prefer not to deal with the emissions, odors and the noise associated with diesel-based equipment while working. Triad Pro’s eCell unit makes for a more enjoyable work place.

COST COMPARISON:

•

Our PLT would also have a cost of use competitive advantage as compared to diesel generators. We have calculated that it would cost approximately $5,400 to operate a diesel generator over 12 months, while our PLT would only cost $1,080 to operate over that same time frame. Thereby furthering the benefits of our product versus what is currently available.

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Marketing

Brand Strategy and Marketing Overview

➢

Storefront – TPII is in the planning of securing a retail showroom location in Palm Desert, California that will be well positioned for visible signage. The location has over 100,000 cars that drive by on a daily basis.

➢	Licensing – TPII expects demand for its products to increase exponentially after the initial launch. The Company expects to have multiple licensing opportunities within one year of its initial launch.

Overall, the Company’s marketing efforts will focus on promoting the Company’s eCell SPREE golf cart and the Portable Light Towers. Key aspects of the Company’s marketing plan are highlighted below:

➢	Word of Mouth / Referrals – TPII believes that its brand and quality of product will resonate with distributors and ultimately consumers, which will result in significant referrals to new partners.

➢

Earned media – As the Company gains exposure and marketability, Company management hopes to receive press coverage from several traditional media sources and expects these features and news stories to continue as sales grow.

➢

Industry shows and events – the Company plans to attend various industry trade shows, conferences, and seminars that foster growth and knowledge in the branding and licensing space. Such events also provide great opportunities for identifying new partners, distribution channels, new clients and serves as opportunity for potential joint ventures and/or mergers and acquisitions targets.

➢	Social media – the Company intends to be very active on a variety of social media platforms producing static and video content that promotes the benefits of TPII products the Company offers.

➢

Online marketing – the Company plans to develop online and mobile marketing campaigns targeted at both consumers and potential distributors. The first step in online marketing is an interactive website redesigned with search engine optimization (“SEO”) in mind, targeting keywords that will help the website gain authority while ranking higher in search results. SEO techniques can effectively reach very targeted markets with relative ease, and at a reasonable cost.

The Company expects that its marketing strategy and tactics will evolve over time as the Company’s services and markets expand. Accordingly, the marketing plan will be flexible in choosing the appropriate channels and media that align with the Company’s long-term objectives.

Market Background

Golf Cart Market

The global golf cart market size was valued at $1.62 billion in 2018 and is projected to reach $2.25 billion by 2026 indicating a CAGR of 4.2% from 2019 to 2026, as stated by the Allied Market Research Group – Global Opportunity analysis and industry forecast 2019 Report.

The golf cart is a low speed vehicle driven by electric powered motors traditionally used for utilization on golf courses to transport golfers and their equipment, as well as for getting around those golfing communities.

Rising demand for convenient and economical alternatives for travelling short distances will support the market growth over the forecast period. Alternative applications in the hospitality sector, universities, airport services and the tourism industry continue to drive demand for the commercial application of the product in those sectors.

The availability of multiple seating configurations ranging from 2 to 14 seats is driving product demand for both consumer and higher capacity commercial applications answering to all possible customer segments.

Portable Lighting Market

The global market size in this category is projected to reach USD 6.1 billion by 2024. This growth is primarily attributed to an increase in investment capital earmarked for its multiple applications in end-use industries such as construction, mining, oil & gas, events and sports.

North America is expected to be the largest market during the forecast period

The market is segmented, by region. North America accounted for the majority of the Portable lighting market share in 2018, and this trend is expected to continue until 2024. The North American market is primarily driven by US and Canada, as they are witnessing a strong investment in infrastructure development, mining and oil & gas exploration activities, as stated by Markets and Markets Research – Light Tower Market / Global Forecast to 2024.

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Off-Grid Energy Storage Systems Market Size and Forecast

According to Verified Market Research, The Global Off-Grid Energy Storage Systems’ Market was valued at USD 31.10 Billion in 2018 and is projected to reach USD 58.47 Billion by 2026, growing at a CAGR of 7.5% from 2019 to 2026.

The Triad Pro eCell is scalable and large shipping container(s) 40-Ft HC trailer(s) filled with 100’s of eCells is one of several possible applications for “off-grid” scenarios in need of a substantial and consistent power source. This type of application would work extremely well when combined with renewable energy solutions such as Solar or Wind to power a commercial building, mining camp or a remote settlement / community unable to secure utility power through a traditional grid.

Market Opportunity

PLT Target Markets

Our PLT will initially target the oil & gas and mining industries. These are some of the major drivers for the light towers market. Operations in these two industries are often too remote, operate around the clock, and they involve high risks. The oil and gas & mining sites, being away from the main power grid, generate power locally by using heavy-duty generators. Many of these operations also operate at northern latitudes where there are longer nights, and the temperatures are often very low. The need for light towers in these operations is vital for illuminating any desired location onsite for any specific operation.

Increased infrastructure activities such as highway construction, railway line construction and maintenance, bridge construction, and other civil activities is another driver for the light towers market. Emergency and rescue operations are a major task for police, military, and firefighters. These types of operations often involves working at night in remote locations.

TPII plans to sell its PLT to markets in or near the artic due to the need for the PLT’s as well as the cost of operating diesel engines in those areas. TPII plans to use its relationships with companies in the artic, in order to pursue these opportunities, initially throughout Northern Canada.

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Showrooms

SPREE Showroom Palm Desert

TPII has identified a building measuring approximately 4,500 square feet, located in Palm Desert, California. Palm Desert is located in the greater Palm Springs area and is primarily known for its golfing communities. The area boasts more than 100 golf courses in which a majority of are private membership golf course communities.

It is common to see private golf carts as the main source of transpiration in these communities. There are over 6 custom private golf cart dealership/showrooms in the Palm Desert area. Launching the company’s first showroom in Palm Desert is a “natural fit”, which will bring instant awareness to the SPREE brand.

Social Media and Website Integration

TPII has launched its interactive website and fresh logo to help define the new look and feel of the company. The company’s website (www.triadproinc.com) will be consistently monitored and updated and will act as our main sales tool. TPII will launch new Facebook & Instagram accounts to help promote the brand and drive sales traffic. The company will be extremely active through social media to build brand & product awareness.

TPII is will use its competitive advantages in its marketing message. Besides the obvious savings in fuel, electricity and batteries, TPII will promote itself as the Green eco-friendly alternative.

To reach our audience TPII will remain “Top of mind” through an active social media presence to include strategic influencer marketing and sponsored social media campaigns. TPII will provide editorial stories to the media outlets and use the stories to promote the brand and products.

TPII plans to channel the energy created from the opening of the showroom and collaborate it towards a strong online presence. The online experience will allow individuals to customize their carts by body color, seat color, and accessories. It will be a fully interactive experience for the consumer and will allow them to complete their purchase in the comfort of their own home surroundings.

All custom carts will require a 50% deposit and allow TPII 90 days for delivery. This model will essentially allow the company to produce units on a demand basis without carrying large quantities of inventory. This is the Tesla approach which has been an accepted way to purchase product and conduct business.

Assembly Only // No Manufacturing Required

SPREE

The golf cart chassis are manufactured and made by Excar, a company located in China. Excar provides the full golf cart less the roof, batteries, motor and controller. TPII engineers and staff install, in our Phoenix facility, the Triad Pro eCell, roof, motor & controller. TPII can assemble 5 carts daily (100 month) with a limited staff. With a fully staffed assembly line, we anticipate that the TPII facility could produce up to 100 units daily if needed.

The golf carts have a turnaround time of approximately 75 days starting from the initial order placed with Excar. Excar will ship a finished golf cart within 30 days from the initial order. There is approximately 45 days required for shipping and the clearing of customs.

PORTABLE LIGHTING TOWER

The PLT is also a product requiring very little manufacturing. The PLT can be assembled within the same facility as the SPREE golf cart.

Our PLT will have a standard mobile 6KW Kubota liquid cooled engine. We have sourced a supplier for both 480W & 1000W LED light systems. We have sourced a local supplier for both the custom trailer and the 30-foot mast required for the lights to achieve maximum height and footprint. Currently we have not come to any final agreements with these suppliers.

We believe that our team can assemble 4 portable light towers per day with a limited staff. With a fully staffed assembly line, the TPII facility could likely produce up to 75 units daily if required.

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Competition

SPREE

We expect to compete with several companies including Club Car, Diversified Golf Car, Cruise Car, Mission Golf Cars, Giliberti, and our competitors may:

•	develop and market products that are less expensive or more effective than our future products;
•	commercialize competing products before we, or our partners, can launch any products developed from our product candidates;
•	operate larger research and development programs or have substantially greater financial resources than we do;
•	have greater success in recruiting skilled technical and scientific workers from the limited pool of available talent;
•	more effectively negotiate third-party licenses and strategic relationships; and
•	take advantage of acquisition or other opportunities more readily than we can.

PLT

In North America there are only a handful of portable light tower companies producing PLT’s.  The main companies that are competition in the portable light tower markets are, Wanco, Generac, Doosan, Wacker Neuson and Terex.

Regulation

The Company may be required to obtain and maintain certain permits, licenses and approvals in the jurisdictions where its products are sold. There can be no assurance that the Company will be able to obtain or maintain any necessary licenses, permits or approvals. Any material delay or inability to receive these items is likely to delay and/or inhibit the Company’s ability to conduct its business, and would have an adverse effect on its business, financial condition and results of operations.

We face extensive government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our products. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate.

We operate in an industry that is subject to extensive safety and testing and environmental regulations, some of which evolve over time as new technologies are introduced to the market. Government regulations regarding the manufacture, sale and implementation of products and systems similar to our electric vehicles are subject to future change. We cannot predict what effect, if any, such changes will have upon our business. Violations of these regulations may result in substantial civil and criminal fines, penalties and/or orders to cease the operations in violation or to conduct or pay for corrective work. In some instances, violations may also result in the suspension or revocation of permits and licenses. In addition to the domestic regulations and standards discussed below, we expect to comply with U.S. and Canadian standards and believe these standards are substantially similar to the domestic standards. Based on our initial business plan, we do not expect to be subject to regulatory requirements outside of the U.S. and Canada.

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Battery Safety and Testing Regulations

Our batteries must conform to mandatory regulations governing the transport of “dangerous goods” that may present a risk in transportation, which items include lithium-ion batteries and are subject to regulations issued by the Pipeline and Hazardous Materials Safety Administration (“PHMSA”). These regulations are based on the UN Recommendations on the Safe Transport of Dangerous Goods - Model Regulations and related UN Manual Tests and Criteria. The regulations vary by the mode of transportation by which these items are shipped (e.g., by ocean vessel, rail, truck or air).

Environmental Regulations

We are subject to extensive environmental laws and regulations, involving, among other matters, water use, discharge air emissions, use of chemicals and recycled materials, energy sources, storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. We are required to obtain and comply with the terms and conditions of environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial civil and criminal fines and penalties and the suspension or loss of such permits, and possibly orders to cease the non-compliant operations.

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 8275 S. Eastern Ave, Las Vegas, NV 89123. Our main telephone number is (714) 790-3662. Our sole Director and Officer has provided the Company with office space at no cost ($0) as of this filing. The Company leases a light industrial use warehouse located at 2103 Parkside Ln., #105, Phoenix , Arizona 8 5027 , which we are currently in our second month of a two - year lease. We pay approximately $3,100 a month in lease expenses on the Arizona warehouse. Our website is www.TriadProInc.com and our email address is info@triadproinc.com.

Employees

Other than our Officers and Directors we have 7 full-time or part-time employees of our business or operations who are employed at will by Triad Pro Innovators, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff in large part because of our Remote Work corporate structure that allows for location and time flexibility.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 22, 2021:

As of March 22, 2021, the Triad Pro Innovators, Inc. had 7 full-time employees, and no part-time employees.

The directors and executive officers of the Company as of March 22, 2021 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Murray Goldenberg	CEO, CFO, Secretary, Director	78	12.6.2019	25

Murray Goldenberg, Age 78 After graduating as a Chartered Accountant, he became a founding partner of Elkin, Goldenberg and Company, Chartered Accountants, building a 65-person accounting practice, specializing in auditing, accounting, consulting and insolvency disciplines.  During the past 25 years, after moving to California, Murray has provided  management consulting and accounting supervisory services for a number of private  and publicly traded companies.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Note any familial relationship here. Other than the foregoing, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

______

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended November 30, 2020, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Murray Goldenberg,	2020	$0	0	0	0	0	0	0	$0
CEO, CFO, Secretary, Director	2019	0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended November 30, 2020.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 1 member. Murray Goldenberg, who does not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to the Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Director and the Company with regard to our Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Murray Goldenberg, our CEO, 8257 S. Eastern Ave, Las Vegas, NV 89123. Our main telephone number is (714)790-3662. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Murray Goldenberg collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Murray Goldenberg unless the communication is clearly frivolous.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

___________

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None before this offering, see description of securities section for Class A Warrant description.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

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Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Related Party Transactions

As of November 30, 2020 the Company owed $22,543 to a related party for unsecured, non-interest-bearing cash advances made to the Company for working capital. There are no specific repayment terms.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Triad Pro Innovators, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Triad Pro Innovators, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Triad Pro Innovators, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Triad Pro Innovators, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of one member. Each director of the Company will serve until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 22, 2021 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 100,623,717 shares of common stock deemed to be outstanding as of March 22, 2021.

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The following table gives information on ownership of our securities as of March 22, 2021. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Murray Goldenberg	1,000,000 Series A Preferred	100%

Mid-Continental Securities Corp.	14,398,400 Common Stock	14.4	%(3)

All executive officers and directors as a group (1 person)		0% Common Stock 100% Series A Preferred 33%(2) Total Common Vote

_____________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 150,623,717 shares when considering Series A Preferred Stock voting designation.

(3)	Based upon 100,623,717 common shares issued and outstanding, without conversions as of March 22, 2021.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

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DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue One Billion (1,000,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and Ten Million (10,000,000) shares of preferred stock (the “Preferred Stock”), of which 10,000,000 such shares have been designated as Series A Preferred Stock. Each share of common stock is entitled to one vote per share of common stock.

Series A Convertible Preferred Stock: The Company is currently authorized to issue up to 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series A Convertible Preferred Stock for 50 shares of common stock. These shares have  voting rights equal to 50 shares of common stock for each share of Series A Preferred. As of March 22, 2021 1,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding, respectively.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. As per our ByLaws, Stockhold ers may use cumulative voting elections when electing Directors.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

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Preferred Stock

Series A Convertible Preferred Stock : The Company is currently authorized to issue up to 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series A Convertible Preferred Stock for 50 shares of common stock. These shares have  voting rights equal to 50 shares of common stock for each share of Series A Preferred. As of March 22, 2021 1,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding, respectively.

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

NOTE: Our Units in this Offering constitute shares and warrants. We intend to apply to FINRA for trading approval of the Units, and the warrants separately. We also shall allow the Units to be separated into the components of shares and warrants, and if separated will no longer be a “Unit.”

Warrants

We currently have authorized a class of warrants, Class A, to be issued as part of this Offering. The basic provisions of the Class A warrants are as follows:

Class A Warrants Included in Units Issuable in the Rights Offering

The Warrants to be issued as part of this Offering will be designated as our “Class A” Warrants. These Warrants will be separately transferable following their issuance and through their expiration five (5) years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price between $0.12 and $1.35 per Warrant through its expiration. There is no public trading market for the Warrants and there can be no assurances that one will develop. The common stock underlying the Warrants, upon issuance, will also be traded on the Over the Counter (OTC) Market under the symbol ‘TPII.’

All Warrants that are purchased in the Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Offering.

41

Exercisability

Each Warrant will be exercisable at any time and will expire five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrant represents the right to purchase one share of common stock at an exercise price of between $0.12 and $1.35 per Warrant. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $4.00 per share for twenty (20) consecutive trading days.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and Pacific Stock Transfer, Co., the intended warrant agent.

42

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Triad Pro Innovators, Inc. (“TPII,” “We,” or the “Company”) is offering up to $5,000,000 total of Units, each Unit consisting of one share of Common Stock, $0.001 par value and one warrant, par value $0.001(the “Units” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Pacific Stock Transfer, Co., whose address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, telephone number is (800) 785-7782, and website is www.pacificstocktransfer.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-

1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

43

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Andrew Coldicutt, Esq. of San Diego, CA.

EXPERTS

______

The financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

44

Triad Pro Innovators, Inc.

(UNAUDITED)

F-1

TRIAD PRO INNOVATORS, INC.

 Balance Sheets

(unaudited)

	November 30	November 30
	2020	2019
ASSETS
Current assets
Cash	$26,256	$1,304
Trade accounts receivable	-	33,316
Loanr receivable, related party	4,728	3,828
Inventory	116,633	86,940
Prepaid expenses	10,123	12,355
Total current assets	157,740	137,743

Long term assets
Operating equipment - net	285,169	2,104,517
Intellectual property - net	417,500	459,500
Web site	13,250	13,250
Furniture and office equipment - net	10,622	10,622
Total long term assets	726,541	2,587,889

Security deposit	2,599	3,252

Total assets	$886,880	$2,728,884

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$206,504	$278,113
Payroll liabilities	158,804	28,836
Payroll taxes payable	21,952	1,985
Loan payable - related party	24,982	-
Loans payable	101,747	141,018
Convertible note payable	251,412	190,000
Payroll Protection Plan	160,965	-
Total current liabilities	926,366	639,952

Stockholders' (deficit) equity
Preferred Series A stock, 10,000,000 shares authorized; par value $0.001; 1,000,000 issued and outstanding on November 30 2020 and 2019, respectively	1,000	1,000
Common stock, 1,000,000,000 shares authorized; $0.001 par value; 50,787,511 as at November 30, 2020 and, 2019, respectively	50,787	47,218
Common stock to be issued	174,922	146,562
Additional paid in capital	14,531,071	14,516,514
Accumulated deficit	(14,797,265)	(12,622,361)
Total stockholders' (deficit) equity	(39,486)	2,088,932

Total liabilities and stockholders' (deficit) equity	$886,880	$2,728,884

(the accompanying notes are an integral part of these unaudited financial statements)

F-2

TRIAD PRO INNOVATORS, INC.

  Statements of Operations

(unaudited)

	For the Years Ended
	November 30
	2020	2019

Revenue (net)
eCell Storage	$20,000	$-
Sale of golf carts	15,000	-
Co-generation plants	131,603	359,104
Total revenue	166,603	359,104

Cost of revenue	7,171	263,464

Gross profit	159,432	95,640
Operating expenses
Depreciation	1,147,890	918,312
General and administrative	285,830	430,559
Marketing	16,632	81,377
Research and development	150,556	209,942

Total operating expenses	1,600,908	1,640,190

Loss from operations	(1,441,477)	(1,544,550)

Other (expenses) income
Impairment of long term asset	(713,458)	(11,000)
Interest	(19,970)	258,407
Total other expenses	(733,428)	247,407

Net loss	$(2,174,905)	$(1,297,144)

Basic and diluted net loss per common share	$(0.05)	$(0.02)

Weighted average common shares outstanding
Basic and diluted	47,441,307	54,957,814

(the accompanying notes are an integral part of these unaudited financial statements)

F-3

TRIAD PRO INNOVATORS, INC.

Statement of Stockholders' Equity

November 30, 2020 and, 2019

	Common shares		Preferred shares		Additional paid	Accumulated	Stockholders'
	shares	par value	shares	par value	in capital	deficit	equity
Balances at November 30, 2018	47,871,692	$47,872	1,000,000	$1,000	$14,449,306	$(11,325,216)	$3,172,962

Common shares issued to reduce convertible note	11,000,000	11,000	-	-	(1,000)	-	10,000
Common shares cancelled	(14,251,790)	(14,252)	-	-	14,252	-	-
Common shares sold for cash pursuant to warrant option	1,470,000	1,470	-	-	55,440	-	56,910
Common shares issued at no cost pursuant to subscription agreement	1,128,115	1,128	-	-	(1,481)	-	(353)

Loss for the year ended November 30, 2019	-	-	-	-	-	(1,297,144)	(1,297,144)

Balances at November 30, 2019	47,218,017	$47,218	1,000,000	$1,000	$14,516,517	$(12,622,360)	$1,942,375

Common shares issued to reduce convertible note	3,295,065	3,295	-	-	14,828	-	18,123
Common shares issued at no cost pursuant to subscription agreement	274,429	274	-	-	(274)	-	-

Loss for the year ended November 30, 2020	-	-	-	-	-	(2,174,905)	(2,174,905)

Balances at November 30, 2020	50,787,511	$50,788	1,000,000	$1,000	$14,531,071	$(14,797,265)	$(214,407)

(the accompanying notes are an integral part of these unaudited financial statements)

F-4

Triad Pro Innovators, Inc.

Statements of Cash Flow

(unaudited)

	For the Years Ended
	November 30
	2020	2019
Cash flows from operating activities
Net loss	$(2,174,904)	$(1,297,144)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	189,076	918,312
Impairment of long term asset	1,672,272	-
Professional fees to complete 3(a)(10)	24,503	-
Change in operating assets and liabilities-
Decrease in accounts receivable	33,316	271
Increase in prepaid expenses	2,232	38,157
Decrease in security deposits	653	-
Increase in inventory	(29,693)	(86,940)
Decrease in accounts payable and accrued liabilities	133,361	41,555
Net cash used in operating activities	$(149,184)	(385,789)

Cash flows from investing activities
Acquisition of long-term assets	-	(18,450)
Increase in deposits	-	(689)
Loan to related party
Net cash used in investing activities	-	(22,967)

Cash flows from financing activities
Funds derived form the Payroll Protection Plan	160,965	-
Funds derived from unsecured loans payable	-	59,399
Funds derived from the sale of common shares	28,360	203,140
Loan from (to) related party	24,082	(3,828)
Repayment of unsecured loans payable	(39,271)	-
Net cash from financing activities	174,136	258,711

Increase(Decrease) in cash	24,951	(146,215)
Cash, beginning	1,304	147,522
Cash, ending	$26,256	$1,304

Supplementary information
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

(the accompanying notes are an integral part of these unaudited financial statements)

F-5

TRIAD PRO INNOVATORS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED NOVEMBER 30, 2020 AND 2019

NOTE 1 - ORGANIZATION AND OPERATIIONS

TRIAD PRO INNOVATORS, INC. (the “Company”) was incorporated in Nevada on May 17, 1994 (“Inception”).  After several failed business attempts during the late 1990’s through August 22, 2016, the Company acquired new management, and a Certificate of Reinstatement was issued by the State of Nevada.  New management obtained control at that time and has entered into a business plan to develop renewable energy storage products.  On August 18, 2016 Pal Business Groups, Inc., a company possessing significant energy storage technology, was merged into our Company.  On August 20. 2016 the Company acquired Rapid-K Energy Solutions; its proprietary energy storage solutions and its registered trademarks. On October 31, 2016, and on January 2, 2017 the Company acquired two revenue producing co-generation facilities. The Covid 19 Virus has caused the operations using the service to be nonfunctional.  See note 8.

NOTE 2 – BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of Triad Pro Innovators, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

 Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Year-end

The Company’s year-end is November 30.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less which are not securing any corporate obligations. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

F-6

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Classification	Estimated Useful Lives
Computer and office equipment	3 year
Furniture and fixtures	5 year
Operating plants	5 year
Intellectual property	7 year

The Company has elected to begin depreciating the intellectual property when revenue is earned from it.  Until then the intellectual property including trademarks will be evaluated quarterly to determine whether any impairment is required.

Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, effective May 1, 2018 using the cumulative effect transition method. Two core principles of this new guidance, which was codified into Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, are that an entity should (a) measure revenue in connection with its sale of goods and services to a customer based on the consideration to which the entity expects to be entitled in exchange for each of those goods and services and (b) recognize revenue upon satisfaction of its performance obligations under the contract. An entity’s performance obligation is considered satisfied when (or as) control of the promised goods and services are transferred to the customer.

Prior to adoption of ASC 606, the Company measured revenue based on the contract price and recognized revenue upon shipment of the product or delivery of the service to the customer. In addition, prior to adoption, the Company deferred revenue recognition for estimated sales returns.

The Company derives revenue only from the sale of its products and services and recognizes revenue net of amounts due to taxing authorities (such as local and state sales tax). Our customers place sales orders online and through our “back-office” operations, which creates a contract and establishes the transaction price. The Company now recognizes revenue when (or as) it transfers control of the promised goods and services to the customer. With respect to products sold, our performance obligation is satisfied upon receipt of the products by the customer. The timing of our revenue recognition may differ from the time when we invoice and/or collect payment. The Company has elected to treat shipping and handling costs to ship product to its customer as an activity to fulfill its performance obligations, rather than a separate performance obligation.

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows, or external appraisals, as applicable. The Company reviews long-lived assets for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified.  An impairment expense of $1,172,614 has been recorded on long-lived assets for the year ended November 30, 2020 and 0 for the year ended November 30, 2019.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. No value for unrecognized tax benefits was recorded as of November 30, 2020 nor November 30, 2019.

F-7

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

Stock-Based Compensation

The Company records stock-based compensation at fair value as of the date of grant and recognizes the corresponding expense over the requisite service period.  Compensation expense is generally recognized on a straight line basis over the service period.

Earnings (Loss) per Common Share

Basic earnings per share are calculated dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  There were 0 dilutive shares outstanding as of May 31, 2020 and November 30, 2019.

Research and Development Costs

The Company has and will continue to invest in the development and production of various products related to the Rapid K proprietary storage device.  Expenditure will be analyzed and reviewed based on its specifics, to determine its specific disclosure with regard to ASC 350-30.  The Company has reviewed the existing intellectual property and has determined that it is not economically feasible, at this time, to determine, for any of the products being developed, the economic benefit to be received, nor their future useful life and therefore will expense all costs as research and development costs.

Recently Adopted Accounting Pronouncements

The Company has evaluated recent accounting pronouncements, through November 30, 2020 and believes that none are expected to have a material effect on the Company’s financial statements.

F-8

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared, using accounting principles generally accepted in the United States of America (“GAAP”), assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since the change of management and control, the Company has been engaged substantially in developing its business plan and production of  proof of concept prototypes. The Company incurred accumulated net losses through August 31, 2020 of $14,139,002. In addition, the Company’s development activities since acquisition have been financially sustained through the sale of capital stock and capital contributions from a lender and an affiliated party.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – LOANS PAYABLE

On November 30, 2017, the Company, as partial compensation for acquisition of a co-generation facility, made payments, through November 30, 2020, to an unsecured lender, in the amount of   $81,769.

On September 10, and October 10, 2019 the Company borrowed $70,000 and $73,110 from 2 independent lenders.  $89,595 has been repaid.  The advances are unsecured.

On May 4, and June 6, 2020, the Company received $113,165 under the Cares Act Paycheck Protection Plan and $47,800 from the Small Business Administration Disaster Relief Plan, respectively.

NOTE 5 – RELATED PARTY LOAN PAYABLE

As of November 30, 2020 the Company owed $22,543 to a related party for unsecured, non-interest bearing cash advances made to the Company for working capital. There are no specific repayment terms.

NOTE 6 – CONVERTIBLE LOAN PAYABLE

On October 7, 2007, Automated Shops Inc., which changed its name to Pal Business Groups, Inc. on January 21, 2016, borrowed $200,000 from an investor.  Our Company assumed the note as partial compensation for the intellectual property acquired from Pal.  The note is unsecured, bears interest at 6% per annum, and is payable on demand.  No demand has been made for payment.  The Company issued 14,500,000 common shares to several individuals to reduce the accrued interest on the note by $14,500.  On October 7, 2020 the note holder sold the note and, on October 16, 2020 Triad entered into a Settlement Agreement with the new note holder, who applied to the Court utilizing an exemption under SEC section 3(a)(10) and obtained approval to convert the note into common shares.  As at November 30, 2020 the note holder had converted 3,295,065 common shares and reduced the note balance by $18,123 On October 9, 2017 the Company purportedly issued a convertible promissory note in favor of Bright Star International, Inc. in the amount of $4,000. The note provides the lender with the right to convert outstanding amounts at a conversion price of $0.001 per share. The cash consideration paid for the note was purportedly paid to the then CEO of the Company. We are disclosing this note without any express admission of liability thereunder and reserve all rights with respect to the note.

F-9

NOTE 7 – STOCKHOLDERS’ EQUITY

During the three months ended February 28, 2019, the Company issued, for cash, 460.000 common shares, purchased through the warrant program, at a cost of $0.05 per share, for a total cost of $23,000.

On December 31, 2018 the Company issued 1,000,000 common shares to an unaffiliated third party in return for a reduction, of $10,000 in the convertible note payable.

During the three months ended February 28, 2019 the Company issued 1,280.000 shares at a cost of $0.001 per the subscription agreement, recorded as a charge, of $1,280, to paid in capital.

During the three months ended May 31, 2019, the Company issued, for cash, 280,000 common shares, purchased through the warrant program, at a cost of $0.05 per share for a total cost of $14,000.  During the same three months, the Company, pursuant to the subscription agreement, issued 161,669 shares at a cost of $0.001, recorded as a charge of $162 to paid in capital.

During the three months ended August 31, 2019 the Company issued, for cash, 410,000 common shares purchased through the warrant program at a cost of $0.05 per share for a total cost of $20,500. During the same three months, the Company, pursuant to the subscription agreement, issued 27,619 shares at a cost of $0.001, recorded as a charge of $27 to paid in capital.

On August 31, 2019 the Company canceled 14,251,790 common shares that had been issued for a long term asset acquisition that wasn’t consummated.

During the year ended November 30, 2020 the Company issued 274, 429 restricted common bonus shares to four investors, charged to paid in capital at a cost of $0.001 per share.

During the quarter ended November 30, 2020 the Company issued 3,295,065 restricted common shares to reduce a convertible note by $18,123 at a cost of $0.0055 per share.

NOTE 8 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities.

As of November 30, 2020 the Company owed $22,543 to a related party for unsecured, non-interest-bearing cash advances made to the Company for working capital and have no specific repayment terms.

F-10

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Amended Articles of Incorporation and Amendments Thereto
2.2	Bylaws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
4.2	Class A Purchase Warrant
6.1	Asset Purchase Agreement by and between the Company and 808 Renewable Energy Corporation, dated 10.28.2016
12.1	Opinion of Law Office of Andrew Coldicutt

45

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert on May 14, 2021.

(Exact name of issuer as specified in its charter):	Triad Pro Innovators, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Murray Goldenberg
Title:	Murray Goldenberg, Chief Executive Officer (Principal Executive Officer)

(Date):	May 14, 2021

/s/ Murray Goldenberg
Title:	Murray Goldenberg, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

(Date):	May 14, 2021

SIGNATURES OF DIRECTORS:

/s/ Murray Goldenberg	May 14, 2021
Date

56